UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 30, 2015

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc.
January 30, 2015
Item 2.01.    Completion of Acquisition or Disposition of Assets.

Closing of Ebyline Acquisition
On January 30, 2015, IZEA, Inc. (“IZEA”) completed its purchase of all of the outstanding shares of capital stock of Ebyline, Inc. (“Ebyline”), pursuant to the terms of the Stock Purchase Agreement, dated as of January 27, 2015, by and among IZEA, Ebyline and the Stockholders of Ebyline listed on the signature pages thereto, as previously described in the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2015.
The aggregate consideration payable by IZEA will be an amount in the aggregate of up to $8,850,000, including a cash payment at closing of $1,200,000, a stock issuance six months after the closing valued at $250,000, an additional $1,900,000 in the form of cash or common stock, at IZEA’s option, in two equal installments of $950,000 on the first and second anniversaries of the closing, and up to $5,500,000 based on Ebyline meeting certain revenue criteria for each of the three years ending December 31, 2015, 2016 and 2017, and subject to the continued employment of at least one of William Momary Jr. and Allen Narcisse, Ebyline’s former Chief Executive Officer and Chief Financial Officer, respectively.
Based in Los Angeles, California, Ebyline operates an online marketplace that enables publishers to access a network of over 12,000 content creators ranging from writers to illustrators in 73 countries. Over 2,000 fully vetted individuals in the Ebyline network have professional journalism credentials with backgrounds at well-known media outlets. Ebyline’s proprietary workflow is utilized by leading media organizations to manage the entire customer content creation process - from creator selection through electronic payment. In addition to publishers, Ebyline is leveraged by brands to produce custom branded content for use on their owned and operated sites, as well as third party content marketing and native advertising efforts. The Ebyline technology platform has been used by publishers and brands to manage over 200,000 content projects.
The Stock Purchase Agreement for the acquisition transaction was included as an exhibit to the Current Report on Form 8-K filed with the SEC on January 29, 2015.

Employment Agreements with Former Ebyline Executive Officers

Effective at the closing of the Ebyline acquisition described above, IZEA entered into an employment agreement with each of William Momary Jr. and Allen Narcisse and extended offer letters to all other former Ebyline employees. Messrs. Momary and Narcisse have agreed to devote all of their business time, attention and ability to the discharge of their duties as IZEA’s Senior Vice President of Content and Senior Vice President of Corporate Development, respectively.

The employment agreements for Messrs. Momary and Narcisse extend for a three-year term expiring on January 30, 2018 and provide that they will each receive a base salary at an annual rate of $200,000 for services rendered. In addition, each executive was granted stock options to purchase 300,000 shares of IZEA common stock at an exercise price of $0.30 per share, vesting 40% after two years and monthly thereafter in equal installments for three years, in accordance with IZEA’s 2011 Equity Incentive Plan.

Mr. Momary will be deemed an "executive officer" as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934. As such, a copy of his employment agreement is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 9.01.    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the financial statements of Ebyline, Inc. shall be provided not later than April 17, 2015.
(b)    Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial information shall be provided not later than April 17, 2015.
(d)    Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1
Stock Purchase Agreement, dated as of January 27, 2015, by and among IZEA, Inc., Ebyline, Inc. and the Stockholders of Ebyline, Inc. listed on the signature pages thereto (previously included as an exhibit to IZEA’s Current Report on Form 8-K filed with the SEC on January 29, 2015).

10.1	Employment Agreement, dated as of January 30, 2015, between IZEA, Inc. and William Momary, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: February 5, 2015	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer